Interval Leisure Group to Acquire Starwood’s Vacation Ownership Business October 28, 2015 Creating a Leading, Integrated Shared Ownership Company Exhibit 99.2

2 Cautionary Language Concerning Forward-Looking Statements Information set forth in this communication, including financial estimates and statements as to the expected timing, completion and effects of the proposed merger between a wholly-owned subsidiary of Interval Leisure Group, Inc. (“ILG”) and Vistana Signature Experiences, Inc. (“Vistana”), which will immediately follow the proposed spin-off of Vistana from Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”), constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially. Such estimates and statements include, but are not limited to, statements about the benefits of the proposed merger, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of ILG, Vistana and Starwood and are subject to significant risks and uncertainties outside of the control of ILG and Starwood. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the risk that ILG stockholders may not approve the issuance of ILG common stock in connection with the proposed merger, (3) the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated, (4) risks that any of the closing conditions to the proposed merger, including Starwood’s spin-off of Vistana, may not be satisfied in a timely manner, (5) risks related to disruption of management time from ongoing business operations due to the proposed merger, (6) failure to realize the benefits expected from the proposed merger, (7) the effect of the announcement of the proposed merger on the ability of ILG and Starwood to retain and hire key personnel and maintain relationships with their key business partners, and on their operating results and businesses generally, (8) the ability to achieve our estimate of future inventory yield, (9) adverse trends in economic conditions generally or in the vacation ownership, vacation rental and travel industries, or adverse events or trends in key vacation destinations, (10) adverse changes to, or interruptions in, relationships with third parties unrelated to the announcement, (11) lack of available financing for, or insolvency or consolidation of developers, (12) decreased demand from prospective purchasers of vacation interests, (13) travel related health concerns, (14) ILG’s ability to compete effectively and successfully and to add new products and services, (15) ILG’s ability to successfully manage and integrate acquisitions, (16) the occurrence of a termination event under the master license agreement with Hyatt, (17) ILG’s ability to market vacation ownership interests successfully and efficiently, (18) impairment of ILG’s assets, (19) the restrictive covenants in ILG’s revolving credit facility and indenture; (20) business interruptions in connection with ILG’s technology systems, (21) the ability of managed homeowners associations to collect sufficient maintenance fees, (22) third parties not repaying advances or extensions of credit, (23) fluctuations in currency exchange rates and (24) ILG’s ability to expand successfully in international markets and manage risks specific to international operations. Discussions of additional risks and uncertainties are contained in ILG’s, Starwood’s and Vistana’s filings with the U.S. Securities and Exchange Commission. None of ILG, Starwood or Vistana is under any obligation, and each expressly disclaim any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. Safe Harbor

3 Additional Information and Where to Find It This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between a wholly-owned subsidiary of ILG and Vistana. In connection with the proposed merger, ILG intends to file a registration statement on Form S-4, containing a proxy statement/prospectus with the Securities and Exchange Commission (“SEC”). STOCKHOLDERS OF ILG AND STARWOOD ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders will be able to obtain copies of the proxy statement/prospectus as well as other filings containing information about ILG, Starwood and Vistana, without charge, at the SEC’s website, http://www.sec.gov. Copies of documents filed with the SEC by ILG will be made available free of charge on ILG’s investor relations website. Copies of documents filed with the SEC by Starwood will be made available free of charge on Starwood’s investor relations website. Participants in Solicitation ILG and its directors and executive officers, and Starwood and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of ILG common stock in respect of ILG’s stock issuance in connection with the proposed merger. Information about the directors and executive officers of ILG is set forth in the proxy statement for ILG’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 6, 2015. Information about the directors and executive officers of Starwood is set forth in the proxy statement for Starwood’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 17, 2015. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement/prospectus regarding the proposed merger when it becomes available. Safe Harbor

4 Craig M. Nash Chairman, President and CEO Interval Leisure Group Adam Aron Interim CEO Starwood Hotels and Resorts Thomas B. Mangas Executive Vice President, CFO Starwood Hotels and Resorts Agenda/Speakers

5 ILG & Vistana Signature Experiences (VistanaTM) Together: Strong Strategic & Operational Combination Establishes stronger financial profile to drive growth Creates complementary product portfolio of upper-upscale vacation ownership brands Improves financial strength and flexibility, with substantial free cash flow and debt capacity to fund future growth Meaningful cost savings and revenue synergy opportunities Attractive inventory pipeline coupled with robust sales and marketing distribution capabilities High value inventory enhances membership and exchange

Creating a Leading, Integrated Shared Ownership Company

Structure	• Reverse Morris Trust with Vistana shares to be distributed to Starwood shareholders • Immediately following the distribution, a wholly-owned subsidiary of ILG will merge into Vistana in a stock-for-stock transaction • Vistana includes the SVO business plus 5 transferred Starwood hotel properties
Value	• Approximately $1.5 billion at ILG 20-day VWAP, including $132 million cash distribution to Starwood • Starwood shareholders will receive approximately 55% outstanding shares of the combined company, ILG shareholders will own approximately 45%
Leadership	• ILG's management team will retain current positions, Craig M. Nash continuing as Chairman & CEO of combined company; Jeanette Marbert as COO and William Harvey as CFO • Vistana's executive team, including Stephen Williams, COO, and Heather McGill, CFO, will continue to lead Vistana • Board will be composed of 13 directors, comprised of 9 current ILG directors and 4 Starwood director appointees
Closing	• Subject to customary closing conditions, including regulatory and ILG shareholder approvals • Liberty Interactive Corporation and certain ILG executive officers have entered into voting and support agreements in favor of transaction representing ~31% of ILG shares outstanding • Closing expected in the second quarter of 2016









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7 Superior Long-Term Value Creation Opportunity For Vistana, greater certainty and less market risk as part of established publicly-traded vacation ownership company Accelerated future growth opportunities through expanded and complementary product and service offerings and greater distribution Expanded resources to reinvest in existing and potential new properties Strong cultural fit and long-standing relationship among mutually respected teams Enhanced career and development opportunities for associates

Vistana: A Leader in Upper-Upscale Vacation Ownership Resorts Across the U.S., Mexico & Caribbean



Vacation Ownership

- 22 resorts in 8 states / territories in 3 countries
- Ownership base of 220,000+ owner-families
- Sold more than $6 billion VOIs since inception
- Developed 5,000+ villas across various properties

Resort and Vacation Network Management

- Manage 51 VO and 26 Residence Club HOAs
- Cost-plus management fees averaging 9% of operating costs
- $343 million of HOA dues collected
- Starwood Vacation Network membership and exchange fees combined with HOA management fees total $63 million

Resort Operations and Ancillary Services

- Rental revenue from VO resorts, fractional residence properties and Transferred Properties
- Ancillary services including sales at restaurants, spas, golf courses and other retail/service outlets at resorts
- Five transferred properties currently operating as hotels with 1,560 rooms
  - Plans to complete phased conversions of hotel keys over time to VO units

Consumer Financing

- ~77% of VOI customers utilize financing
- Portfolio generates 13% weighted average nominal coupon
- Avg. nominal interest rate spread of 9.6% over past three years





Information as of December 31, 2014

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Vistana: Attractive and Growing Resort Portfolio



Completed Inventory[1]
THE WESTIN PRINCEVILLE OCEAN RESORT VILLAS
THE WESTIN LAGUNAMAR OCEAN RESORT VILLAS
SHERATON VISTANA RESORT
THE WESTIN KIERLAND VILLAS
In Development and Future Phases[2]
THE WESTIN NANEA OCEAN VILLAS[3]
THE WESTIN ST. JOHN RESORT & VILLAS
SHERATON BROADWAY PLANTATION
SHERATON VISTANA VILLAGES
THE WESTIN DESERT WILLOW VILLAS
Transferred Properties[2]
THE WESTIN RESORT AND SPA, PUERTO VALLARTA
SHERATON KAUAI RESORT
THE WESTIN RESORT AND SPA, LOS CABOS[4]
SHERATON STEAMBOAT RESORT
THE WESTIN CANCUN RESORT AND SPA
$1.2bn
$3.1bn
$1.3bn
Expected Future Inventory Yield
$5.5 Billion

1 Completed Inventory yield based on pricing as of year-end 2014 and includes inventory on hand, projected returns due to mortgage receivable defaults in the future as well as projected purchases through 2018 from existing third party agreements and other third party sources.

2 Projections for "In Development and Future Phases" and "Transferred Properties" are based on inventory from build out of current active development projects and future conversion of transferred properties. Projected yield for these categories include 2% annual price growth and excludes future returns pursuant to GAAP accounting methodology. Yield projections are subject to change due to market dynamics, ongoing review of development, and operational performance within mortgage portfolio, sales and marketing and resort business lines

3 Artist rendering

4 Westin Resort and Spa, Los Cabos not currently operational.

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10 Bringing the Leading Brands Together A Company Built on Successful Acquisitions ILG has built an expansive portfolio of leisure businesses beginning with vacation exchange Company has grown by acquiring leading vacation rental, resort management and vacation ownership businesses Adding worldwide exclusive rights to the Sheraton® and Westin® brands in vacation ownership is strategically compelling

Exclusive Global Licensee of Three Top Vacation Ownership Brands



Hyatt Residence Club
Sheraton Vacation Club
Sheraton Vacation Club in Development /Future Phases
Westin Vacation Club
Westin Vacation Club in Development / Future Phases
Fractional Residence
Transferred Properties
Unbranded
The Westin Desert Willow Villas, Palm Desert, CA
Hyatt Grand Aspen Aspen, CO
Sheraton Steamboat Resort Steamboat Springs, CO
Sheraton Vistana Villages Orlando, FL
Hyatt Carmel Highlands Carmel, CA
The Westin Resort & Spa Los Cabos, MX
Hyatt Sunset Harbor Key West, FL
The Westin St. John Resort & Villas
The Westin Ka'anapali Ocean Resort Villas, Maui, HI
The Westin Lagunamar Ocean Resort Villas & Spa, Cancun, MX
The Westin Princeville Ocean Resort Villas, Kauai, HI



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ILG Vistana $672 $923 million2 12 ILG & Vistana: Combining Diversified & Complementary Businesses Exchange & Rental Vacation Ownership Sales of vacation ownership products Resort operations and ancillary services Cost reimbursements Consumer financing Resort and vacation network management 1 Derived from ILG SEC filings 2 Derived from the pro forma data in Vistana’s Form 10 filed September 22, 2015; excludes the revenues related to the residential segment. LTM Revenues June 30, 2015 37% 28% 19% 9% 7% 74% 26%

Enhanced Financial Profile and Flexibility

Robust Diversified Revenue Streams

- ✓ Highly predictable ILG recurring revenue streams from membership, exchange, club and management businesses
- ✓ Exchange platform has shown stable revenue generation and profitability through economic downturns
- ✓ Opportunities to enhance returns through Vistana's rich sales and marketing distribution platform

Strong Balance Sheet

- ✓ Strong and stable free cash flow generation
- ✓ Substantial debt capacity to support future growth opportunities, organically and through acquisitions
- ✓ Conservative leverage profile with ~1.5x net debt to Adjusted EBITDA expected post-close, excluding securitizations
- ✓ Significant portfolio of receivables available for securitizations to fund growth initiatives



Estimated ~$21 million of potential annualized synergies after closing by Year 3 and ~$26 million by Year 5







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14 Demonstrated ability to perform throughout business cycles Disciplined operational and financial management Strong track record of accretive acquisitions and successful integrations Proven experience overseeing robust development portfolio and sales and marketing infrastructure Proven & Experienced Management Team Name Title Years with Company/Industry ILG Craig Nash Chairman & Chief Executive Officer 37 Jeanette Marbert Chief Operating Officer 31 William Harvey Chief Financial Officer 7 Vistana Stephen Williams Chief Operating Officer 35 Heather McGill Chief Financial Officer 17

15 Scale, Financial Strength and Product Portfolio to Lead Industry Stronger financial profile to drive growth Leading vacation ownership company with complementary product offerings Improved financial strength and flexibility Significant cost savings and revenue synergies Embedded growth opportunities with over $5 billion of future inventory yield Enhanced membership and exchange growth opportunities